UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2010

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 16, 2010, the Board of Directors of M&T Bank Corporation (the “Company”) restated the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate references to the rights of Allied Irish Banks, p.l.c. (“AIB”), a former significant stockholder of the Company. On November 18, 2010, the Company filed with the New York State Department of State its Restated Certificate of Incorporation. These actions were taken in response to AIB’s disposition of 26.7 million shares of the Company’s common stock on November 4, 2010, which as of September 30, 2010, represented 22.4% of the Company’s outstanding common stock, upon which the rights of AIB as a significant stockholders of the Company ceased to exist. Copies of the Restated Certificate of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description of Exhibit

3.1	Restated Certificate of Incorporation of M&T Bank Corporation, effective as of November 18, 2010

3.2	M&T Bank Corporation Amended and Restated Bylaws, effective as of November 16, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

November 19, 2010	By:	Drew J. Pfirrman

Name: Drew J. Pfirrman
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of M&T Bank Corporation, effective as of November 18, 2010
3.2	M&T Bank Corporation Amended and Restated Bylaws, effective as of November 16, 2010